UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 26, 2007 (February 20, 2007)

ZAP
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-303000 (Commission File Number)	94-3210624 (IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA (Address of principal executive offices)		95401 (Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 20, 2007, ZAP (the “Company”) entered in to a Purchase and Amendment Agreement (the “Amendment”), amending the Securities Purchase Agreement entered into by the Company on December 5, 2006 (the “Original Agreement” and as amended by the Amendment, the “Agreement”), with several institutional and accredited investors (the “Purchasers”) pursuant to which the Company sold to the Purchasers $1.2 million aggregate principal amount of 8% senior convertible notes due February 2009 (the “Notes”) and warrants to purchase 360,000 shares of the common stock of the Company (the “Warrants”), in a private placement (the “Transaction”) pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Amendment, the Company agreed to include the shares of its common stock into which the Notes are convertible and for which the Warrants may be exercised in the resale registration statement (the “Registration Statement”) it is obligated to file pursuant to the Registration Rights Agreement into which the Company entered on December 5, 2006. The Transaction closed on February 22, 2007. Gross proceeds from the sale to the Company were $1.2 million, of which $15,000 was paid to one of the Purchasers for expenses incurred in connection with the Transaction.

The Notes bear interest at 8% per year, payable quarterly, and are convertible into shares of the Company’s common stock at an original conversion price of $1.00 per share.

The Warrants entitle each Purchaser to purchase a number of shares of common stock equal to thirty percent of the number of shares of common stock that would be issuable upon conversion of the Note purchased by such Purchaser in the Transaction. The Warrants have an initial exercise price of $1.32.

The conversion price and warrant strike price are subject to downward adjustments should the Company issue more shares of common stock or securities convertible into common stock for capital raising activities for less than the conversion price or exercise price, respectively, in the period beginning on the execution date and ending on the later of (1) the earlier of (x) the two year anniversary of the instrument and (y) the effectiveness of the registration statement and (2) the six month anniversary of the date of the instrument. In the case of adjustments to the conversion price of the Notes, the conversion price shall be adjusted to the consideration received or receivable by the Company for each share of common stock issued or issuable. In the case of adjustments to the exercise price of the Warrants, the exercise price shall be adjusted to 110% of the consideration received or receivable by the Company for each share of common stock issued or issuable. The conversion and exercises prices are also subject to adjustment for other customary adjustment events such as any stock dividend, stock split, reverse stock split or other similar transaction.

The Company, at its option, may pay both interest and principal with common stock, if certain equity conditions are met, which include, among other things, the effectiveness of the Registration Statement. If the Company chooses to pay interest with common stock, a 5% discount to market will apply. If the Company chooses to pay principal with common stock, it will be based on the lower of a 10% discount to the lowest daily volume weighted average price for any trading day among the immediately preceding ten consecutive trading days and the conversion price in effect on such principal payment date.

The Company will be required to make monthly principal payments, beginning on June 1, 2007, in twelve equal installments; however, if the Company elects to make a principal payment in stock, the Company will not be obligated to issue its stock in payment of such principal at a price below the lower of $0.75 or the adjusted conversion price in effect. The holders may, however, choose to receive the Company’s stock at (but not below) the lower of $0.75 or the adjusted conversion price in effect; if holders do not so choose, the Company’s obligation to make that principal payment shall be suspended until the next scheduled principal payment date.

The Company may, after December 31, 2007, require the conversion of the Notes provided that (a) certain equity conditions are met, which include, among other things, the effectiveness of the Registration Statement and that (b) daily volume weighted average price exceeds the lesser of (i) $2.00 (as appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction) and (ii) two hundred percent (200%) of the conversion price, for 20 trading days during any period of 30 consecutive trading days.

The Company may, after December 31, 2007, require the exercise of the Warrants provided that (a) certain equity conditions are met, which include, among other things, the effectiveness of the Registration Statement and that (b) daily volume weighted average price exceeds the lesser of (i) $2.64 and (ii) two hundred percent (200%) of the exercise price (each as appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction), for 20 trading days during any period of 30 consecutive trading days.

The holders of the Notes have the right at any time to convert all or any part of the outstanding principal amount of the Notes and any accrued and unpaid interest into common stock of the Company at the then effective conversion price.

In case of an event of default under the Notes or a change of control of the Company, each as defined in the Notes, each Holder shall have the right to require the Company to redeem all or any part of the unpaid principal amount of the Note

Absent a waiver upon 60 days prior written notice to the Company by a holder, no stock may be issued to a holder under any provision of the Notes which would result in the holder being the beneficial owner of more than 4.99% of the Company’s issued and outstanding common stock.

The Company may prepay the Notes, if certain equity conditions are met, which include, among other things, the effectiveness of the Registration Statement, and have been met for each of the 20 trading days before the prepayment date, at a redemption price equal to 120% of outstanding principal plus all accrued and unpaid interest. Any prepayment must be for all outstanding principal on all outstanding Notes. The Company must give 20 trading days notice of any prepayment. The Company’s right to prepay the Notes is subordinate to the rights of the holders of the Notes to exercise their conversion rights or to effect a mandatory redemption.

The Registration Rights Agreement requires that a registration statement registering the resale of the common stock into which the Notes are convertible and for which the Warrants are exercisable, as well as certain other shares of the Company’s common stock be filed with the Securities and Exchange Commission not later than March 5, 2007 and be declared effective by the SEC not later than June 1, 2007. Failure to meet these deadlines will result in liquidated damages of 1% of the aggregate purchase price of the Notes and Warrants per month, pro rated for partial periods.

The foregoing summary of the Notes, Warrants and related agreements is qualified in its entirety by the terms of the Original Agreement, the Amendment, the form of Convertible Note, the form of Warrant and the Registration Rights Agreement included as Exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02.  Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The Notes and the Warrants were issued to accredited investors in a private placement transaction exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder.

The Notes and the Warrants have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Securities Purchase Agreement, dated December 5, 2006, filed as Exhibit 99.1 to the Company’s Current Report on Form 10-K filed December 11, 2006 and incorporated herein by reference
10.2	Purchase and Amendment Agreement, dated February 20, 2007
10.3	Form of Convertible Note
10.4	Form of Warrant
10.5	Registration Rights Agreement, dated December 5, 2006, filed as Exhibit 99.4 to the Company’s Current Report on Form 10-K filed December 11, 2006 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: February 26, 2007	By:	/s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer